As Filed With the Securities and Exchange Commission on August 3, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CLARIENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	75-2649072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 Columbia
Aliso Viejo, California 92656
(949) 425-5700
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

CLARIENT, INC. 2007 INCENTIVE AWARD PLAN
(Full title of the plan)

Ronald A. Andrews
Vice Chairman and Chief Executive Officer
Clarient, Inc.
31 Columbia
Aliso Viejo, California 92656
(949) 425-5700
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Shivbir S. Grewal, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock ($0.01 par value)	7,000,000 shares	$3.33	$23,310,000	$1,662

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock that may be issued in accordance with the provisions of the 2007 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by the NASDAQ Capital Market for the Registrant’s common stock on August 2, 2010, which was $3.33 per share.

EXPLANATORY NOTE
This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 7,000,000 shares, or an increase from 8,911,181 shares to 15,911,181 shares, of common stock of Clarient, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2007 Incentive Award Plan, as amended (the “Plan”), which was adopted by the Registrant’s board of directors on April 14, 2010, and subsequently approved by the Registrant’s stockholders at the Registrant’s Annual Meeting of Stockholders held on June 8, 2010. 8,911,181 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8, filed on July 23, 2007 and July 8, 2009 (File Nos. 333-144783 and 333-160466, respectively).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated by this reference into this Registration Statement:
(a)	The Registrant’s previously filed Registration Statements on Form S-8 (File Nos. 333-144783 and 333-160466) relating to shares of the Registrant’s common stock issued under the Registrant’s 2007 Incentive Award Plan, as amended;
(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 16, 2010, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(c)	All other reports filed by the Registrant pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (b) above; and
(d)	All reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the filing date of this Registration Statement.
Item 8. Exhibits.

Exhibit Number	Description

4.1
Certificate of Incorporation of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010).

4.2
By-laws of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2007).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of KPMG LLP.
24.1	Power of Attorney (included on the signature page hereto).
99.1	2007 Incentive Award Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2010).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on the 3rd day of August, 2010.

CLARIENT, INC.
By:	/s/ Ronald A. Andrews
Ronald A. Andrews
Vice Chairman and Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned directors and officers of Clarient, Inc., do hereby constitute and appoint Ronald A. Andrews and Michael R. Rodriguez, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ronald A. Andrews Ronald A. Andrews	Vice Chairman & Chief Executive Officer (principal executive officer)	August 3, 2010

/s/ Michael R. Rodriguez Michael R. Rodriguez	Senior Vice President & Chief Financial Officer (principal financial officer and principal accounting officer)	August 3, 2010

/s/ James A. Datin James A. Datin	Director (Chairman of the Board)	August 3, 2010

/s/ Andrew W. Adams Andrew W. Adams	Director	August 3, 2010

/s/ Peter J. Boni Peter J. Boni	Director	August 3, 2010

/s/ Ann Huntress Lamont Ann Huntress Lamont	Director	August 3, 2010

/s/ Frank P. Slattery, Jr. Frank P. Slattery, Jr.	Director	August 3, 2010

/s/ Dennis M. Smith, Jr., M.D. Dennis M. Smith, Jr., M.D.	Director	August 3, 2010

/s/ Gregory D. Waller Gregory D. Waller	Director	August 3, 2010

/s/ Stephen T. Zarrilli Stephen T. Zarrilli	Director	August 3, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1
Certificate of Incorporation of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010).

4.2
By-laws of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2007).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of KPMG LLP.
24.1	Power of Attorney (included on the signature page hereto).
99.1	2007 Incentive Award Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2010).